UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2006

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

(Exact name of Registrant as specified in its charter)

            New York

   2-85829

  13-3202289

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement.

Drexel Burnham Lambert Real Estate II, a New York limited partnership (the “Registrant”), owns Presidential House Apartments (“Presidential House”), a 230-unit apartment complex located in North Miami Beach, Florida. As previously disclosed, on August 1, 2006, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Presidential House, LLC, a Florida limited liability company (the “Purchaser”), to sell Presidential House to the Purchaser for a total sales price of $24,250,000.

On August 8, 2006, the Registrant delivered written notice to the Purchaser of its intention to terminate the Purchase Agreement based on the Purchaser’s failure to deliver the deposit required under the Purchase Agreement.  After delivery of that notice, the Registrant and the Purchaser orally agreed not to terminate the Purchase Agreement and to provide the Purchaser an additional period of time, until August 18, 2006, to cure.    The Purchaser failed to provide the required deposit by August 18, 2006.  On August 23, 2006, the Registrant delivered written notice to the Purchaser that the Purchase Agreement terminated effective August 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drexel Burnham Lambert Real Estate Associates II

By: DBL Properties Corporation
General Partner

By: /s/Martha L. Long
Martha L. Long
Senior Vice President

Date: August 24, 2006